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                                                                 EXHIBIT (10)(c)


                              EMPLOYMENT AGREEMENT


              Agreement between CMS Energy Corporation, a Michigan corporation ("Company") and Bradley W. Fischer ("Executive") dated this 29th day of April 1998.

              Whereas the Company considers the maintenance of a vital management at CMS NOMECO Oil & Gas Co. ("NOMECO") essential to the best interests of the Company and its shareholders.

              Whereas the Company wishes to encourage the continuing dedication and attention of the key executives of NOMECO's management without the possible distraction arising from the engagement of a new Chief Executive Officer.

              Therefore, the parties agree as follows:

              1. Operation of Agreement. The "Effective Date" shall be the employment date of the successor Chief Executive Officer to Gordon L. Wright.

              2. Employment. A period extending one year from the Effective Date shall be the Employment Period.

              3. Termination Without Cause. In the event that NOMECO terminates the Executive's employment without cause during the Employment Period, the Executive shall receive a separation payment equal to his regular annual salary at the time of termination of employment plus an amount equal to the standard award for his salary grade under the NOMECO Annual Executive Incentive Compensation Plan. The separation payment shall be paid in a lump sum or as otherwise directed by the Executive.

              4. No Obligation to Mitigate Damages. The Executive shall have no obligation to seek other employment, and the obtaining of other employment shall not reduce the Company's obligation to make the payments required hereunder.

              5. Non-Alienation. No benefits payable hereunder shall be assignable in anticipation of payment either by the Executive or by operation of law, except by will or the laws of descent and distribution.

              6. Governing Law. The provisions of this Agreement shall be construed
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in accordance with the laws of the State of Michigan.

              7. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

              IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date above.

                                             CMS ENERGY CORPORATION




        /s/ Bradley W. Fischer               By   /s/ William T. McCormick, Jr.
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         Bradley W. Fischer                         William T. McCormick, Jr.
                                                 Chairman of the Board and Chief
                                                      Executive Officer